Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Noble Energy, Inc.

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Noble Energy, Inc. Thrift and Profit Sharing Plan of our report dated January 28, 2004, with respect to the financial statements of Atlantic Methanol Production Company, LLC included in the Annual Report (Form 10-K) of Noble Energy, Inc. for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

Ernst & Young LLP

Dallas, Texas
September 8, 2004